UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 5, 2010 (May 10, 2010)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2010, the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) elected Joan C. Sonnen as Vice President and Controller of the Company. Such election is subject to Ms. Sonnen’s commencement of employment, which is expected to occur on or about May 24, 2010. In connection with her offer of employment and contingent on her commencement of employment, the Company has granted Ms. Sonnen options to purchase 10,000 shares of the Company’s common stock under the Company’s Sixth Amended and Restated 1999 Employee Stock Incentive Plan. The exercise price of such options will be equal to the closing price of the Company’s common stock on the date Ms. Sonnen’s employment commences.

Prior to joining the Company, Ms. Sonnen served as Chief Accounting Officer of Aspect Holdings, LLC, an oil and gas exploration and production company, from September 2006 to May 2010. Prior to joining Aspect Holdings, LLC, Ms. Sonnen served in various positions with Forest Oil Corporation, an oil and gas exploration and production company, from July 1989 to March 2005, including as Controller from 1993, Vice President from 1998 and Chief Accounting Officer from 2000.

In connection with Ms. Sonnen’s assumption as duties as Vice President and Controller of the Company, Forrest W. McNair, the current Vice President and Controller of the Company, will resign.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2010, the Board approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 64 million to 128 million (the “Amendment”), subject to shareholder approval at the Company’s 2010 Annual Meeting to be held on May 5, 2010. On May 5, 2010, the shareholders of the Company approved the Amendment. See Item 5.07 below.

A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 5, 2010, the Board amended the Company’s Code of Business Conduct and Ethics (the “Code”) to provide that the Compliance Committee provided for therein be comprised of the Company’s General Counsel and Vice President, Human Resources. In accordance with paragraph (c) of this Item and paragraph (d) of Item 406 of Regulation S-K, the Code, as amended, is posted in the “Governance” section of the Company’s website, http://www.pennvirginia.com.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on May 5, 2010. At such meeting, the following matters were voted upon by the shareholders, receiving the number of affirmative, negative and withheld votes, as well as abstentions and broker non-votes, set forth below for each matter:

(1)	The election of nine directors, each to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

NAME	FOR	WITHHELD

John U. Clarke	37,245,507	434,884
Edward B. Cloues, II	34,337,884	3,342,507
A. James Dearlove	36,970,513	709,878
Robert Garrett	36,908,352	772,039
Keith D. Horton	36,973,541	706,850
Marsha R. Perelman	34,911,732	2,768,659
William H. Shea, Jr.	16,344,573	21,335,818
Philippe van Marcke de Lummen	36,861,791	818,600
Gary K. Wright	33,910,994	3,769,397

In addition, there were 3,607,344 broker non-votes.

(2)	The approval of an amendment to the Articles of Incorporation of the Company increasing the number of authorized shares of common stock, par value $0.01 per share, from 64 million authorized shares to 128 million authorized shares:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,011,935	3,097,940	177,860	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment of Articles of Incorporation Penn Virginia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment of Articles of Incorporation Penn Virginia Corporation.